UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 1, 2018

ALIGN TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-32259	94-3267295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2820 Orchard Parkway, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

(408) 470-1000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

Align Technology, Inc. (the “Company”) today announced that Christopher C. Puco, senior vice president and managing director of the Americas region, has decided to leave the Company to pursue other interests. Effective immediately, Mr. Puco will transition his responsibilities for the Americas region to Joe Hogan, the Company’s president and CEO, and will continue to work on initiatives under the Invisalign Experience program umbrella and help ensure a smooth transition. He will remain employed by the Company in a non-executive role until March 1, 2019.  Each of the Americas’ regional leaders, Brad Jergenson, vice president and general manager of the United States; Sian Roberts, vice president and general manager of Canada; and Ritesh Sharma, general manager of Latin America, will report directly to Mr. Hogan. The Company has launched an executive search for Mr. Puco’s replacement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Align Technology, Inc. dated November 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.

Date: November 1, 2018	By:	/s/ Roger E. George
Roger E. George
Sr. Vice President, Chief Legal and Regulatory Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Align Technology, Inc. dated November 1, 2018